UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 18, 2010

SONOMA VALLEY BANCORP
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	000-31929 (Commission File No.)	68-0454068 (I.R.S. Employer Identification No.)

202 West Napa Street, Sonoma, California          95476
(Address of principal executive offices)               (Zip Code)

(707) 935-3200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Entry into a Material Definitive Agreement

Effective May 17, 2010, Sonoma Valley Bank (the “Bank”), a wholly-owned subsidiary of Sonoma Valley Bancorp (the “Company”) entered into a Stipulation to the Issuance of a Consent Order (“Stipulation”) with the Federal Deposit Insurance Corporation (the “FDIC”) and the California Department of Financial Institutions (the “DFI”). Pursuant to the Stipulation, the Bank has consented, without admitting or denying any charges of unsafe or unsound banking practices or violations of law or regulation, to the issuance of a Consent Order by the FDIC and the DFI, effective as of May 18, 2010 (the “Consent Order”).

The Consent Order, among other things, requires the following:

•
The Bank is required to have and retain qualified management and must notify the FDIC and DFI when it proposes to add or replace any director or employ any new senior executive officer or change the responsibilities of an existing senior executive officer.

•
Within 90 days of the effective date of the Consent Order and, thereafter, during the life of the Consent Order, the Bank shall increase and maintain a Tier 1 leverage capital ratio of not less than 10% and a total risk based capital ratio of not less than 12%.

•	Within 90 days of the effective date of the Consent Order, the bank shall develop and adopt a plan to meet and maintain the capital requirements of the Consent Order.

•	While the Consent Order is in effect, the Bank shall not declare or pay dividends or make any other payments to its shareholders without the prior written consent of the FDIC and DFI.

•
Within 30 days of the effective date of the Consent Order, the Bank must eliminate from its books any remaining balance of any assets classified “Loss” and 50% percent of those classified “Doubtful”, as identified in the Report of Examination.

•
Within 90 days of the effective date of the Consent Order, the Bank shall have reduced the assets classified as “Doubtful” to not more than 80% of the Bank’s Tier 1 capital and allowance for loan and lease losses (“ALLL”).

•	Within 90 days of the effective date of the Consent Order, the Bank shall have reduced the assets classified as “Substandard” to not more than 80% of the Bank’s Tier 1 capital and ALLL.

•	Within 30 days of the effective date of the Consent Order, the Bank must adopt and implement a comprehensive policy for determining the adequacy of the ALLL.

•	While the Consent Order is in effect, the Bank shall not extend any credit to, or for the benefit of, any borrower who has a loan that has been charged off or classified “Loss” and is uncollected.

•
While the Consent Order is in effect, the Bank shall not extend any credit to, or for the benefit of, any borrower who has a loan that is classified “Doubtful” or “Substandard” without the prior approval of the majority of the Bank’s board of directors.

•
Within 60 days of the effective date of the Consent Order, the Bank shall adopt and implement a written plan approved by the Bank’s board of directors and acceptable to the FDIC and DFI for systematically reducing the amounts of loans or other extensions of credit to, or for the benefit of, any borrower in the “Real Estate” concentration.

•
Within 30 days of the effective date of the Consent Order, the Bank shall adopt and implement a written plan approved by the Bank’s board of directors and acceptable to the FDIC and DFI for systematically reducing the level of nonperforming assets and/or assets listed on the Bank’s watch list to an acceptable level.

•	Within 30 days of the effective date of the Consent Order, the Bank shall adopt and implement written lending and collection policies to provide guidance and control over the Bank’s lending function.

•
Within 30 days of the effective date of the Consent Order, the Bank shall adopt and implement a written liquidity and funds management policy that addresses liquidity needs and reduces the Bank’s reliance on non-core funding sources.

•	Within 60 days from the effectiveness of the Consent Order, the Bank will adopt and implement a written plan and comprehensive budget addressing retention of profits and reducing overhead expenses.

•	While the Consent Order is in effect, the Bank is required to prepare and submit quarterly progress reports to the FDIC and DFI.

        The Consent Order will remain in effect until modified or terminated by the FDIC and DFI. The  foregoing  descriptions  of  the  Stipulation  and  the  Consent Order are not complete and are qualified in their entirety by reference to the Stipulation and Consent Order,  attached hereto  as  Exhibit  10.1 and Exhibit 10.2, respectively.

Item 9.01 -- Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Exhibit Description

10.1	Stipulation to the Issuance of a Consent Order dated May 17, 2010

10.2	Consent Order dated May 18, 2010

99.1	Press Release dated May 24, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOMA VALLEY BANCORP,
a California Corporation

Dated:  May 24, 2010                                           /s/Sean C. Cutting
Sean C. Cutting,
President and
Chief Executive Officer
(Principal Executive Officer)